SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 7, 1999

                               Cybershop.com, Inc.
                               -------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-23901                  13-3979226
          --------                     -------                  ----------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

                116 Newark Avenue, Jersey City, New Jersey 07302
               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (201) 234-5000

                          CYBERSHOP INTERNATIONAL, INC.
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          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On June 7, 1999, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 1, 1999 by and among Cybershop.com, Inc. (then known as Cybershop International, Inc.) (the "Company"), MG Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), The Magellan Group, Inc. ("Magellan"), Ian S. Phillips and Howard J. Kuntz, III (collectively, the "Magellan Stockholders"), Magellan was merged with and into Merger Sub with Merger Sub surviving the merger as a wholly-owned subsidiary of the Company. At the closing, the Magellan Stockholders received an aggregate of $5,000,000 in cash and 1,000,000 shares of the Company's common stock. In addition, the Magellan Stockholders are entitled to earn-out payments in certain circumstances. A copy of the Merger Agreement is filed herewith as Exhibit 2.1. The foregoing description of the Merger Agreement is qualified in its entirety by reference to such exhibit.

Item 7. Financial Statements and Exhibits

      a) Financial Statements of Business Acquired. To be filed by Amendment to this current report on Form 8-K.

      b) Pro-Forma Financial Information. To be filed by Amendment to this current report on Form 8-K.

      c)    Exhibits

2.1 Agreement and Plan of Merger dated as of June 1, 1999 by and among Cybershop.com, Inc., MG Acquisition Corp., The Magellan Group, Inc., Ian
      S. Phillips and Howard J. Kuntz, III.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CYBERSHOP.COM, INC.
                                          (Registrant)


      Dated:  June 10, 1999              By:  /s/ Jeffrey Leist
                                              ----------------------------------
                                              Jeffrey Leist
                                              Chief Operating Officer and
                                              Chief Financial Officer